EXHIBIT 4.2
THIS SECURITY OF REYNOLDS AMERICAN INC. (THE “COMPANY”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR OTHER LAWS.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WERE THE OWNERS OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL, OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED

BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENTS ARE MADE TO CEDE & CO. OR TO SUCH ANY OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, OF ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) THE PURCHASE AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
REYNOLDS AMERICAN INC.
7.875 % Senior Secured Notes due 2009

Certificate No. ___	$
CUSIP No.
     Reynolds American Inc., a North Carolina corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of                                                              ($                    ) on May 15, 2009.
     Interest Payment Dates: May 15 and November 15, commencing November 15, 2006.

2

     Record Dates: May 1 and November 1.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same effect for all purposes as if set forth at this place.
     Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

3

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated: June 20, 2006

REYNOLDS AMERICAN INC., as Issuer
By:
Daniel A. Fawley
Senior Vice President and Treasurer

By:
McDara P. Folan, III
Senior Vice President, Deputy General Counsel and Secretary

     Each of the undersigned hereby acknowledges its obligation as a Guarantor under the Indenture.
SANTA FE NATURAL TOBACCO COMPANY, INC., as Guarantor

By:

Daniel A. Fawley
Assistant Treasurer

LANE LIMITED, as Guarantor

By:

Daniel A. Fawley
Assistant Treasurer
2009 Note [144A][Reg S] Signature Page

R. J. REYNOLDS TOBACCO COMPANY, as Guarantor

By:

Daniel A. Fawley
Senior Vice President and Treasurer

RJR ACQUISITION CORP., as Guarantor

By:

McDara P. Folan, III
Vice President and Assistant Secretary

R. J. REYNOLDS TOBACCO CO., as Guarantor

By:

Daniel A. Fawley
Vice President and Treasurer

FHS, INC., as Guarantor

By:

Kathryn A. Premo
Treasurer

GMB, INC., as Guarantor

By:

Daniel A. Fawley
Treasurer
2009 Note 144A Signature Page

CONWOOD HOLDINGS, INC., as Guarantor

By:

Daniel A. Fawley
Vice President and Treasurer

CONWOOD COMPANY, L.P., as Guarantor

By:

Daniel A. Fawley
Vice President and Treasurer

CONWOOD SALES CO., L.P., as Guarantor

By:

Daniel A. Fawley
Vice President and Treasurer

ROSSWIL LLC, as Guarantor

By:

Daniel A. Fawley
Vice President and Treasurer
2009 Note 144A Signature Page

(Trustee’s Certificate of Authentication)
     This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.
Dated: June 20, 2006
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:

	Name:	Sean Julien
	Title:	Assistant Treasurer
2009 Note 144A Signature Page

[REVERSE OF INITIAL NOTE]
7.875% Senior Secured Notes due 2009
     References herein to the “Notes” mean the Company’s 7.875% Senior Secured Notes due 2009. Other capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. Reynolds American Inc., a North Carolina corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.875% per annum from the date provided below until maturity and shall pay the additional interest, if any, payable pursuant to Section 2(d) of the Registration Rights Agreement referred to below (“Additional Interest”). The Company shall pay interest and Additional Interest, if any, semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). This Note has been issued in exchange for a like aggregate principal amount of the 7.875% Notes due 2009 issued by R.J. Reynolds Tobacco Holdings, Inc. (the “RJR Notes”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the RJR Notes or, if no interest has been paid, from the date of issuance of the RJR Notes; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 15, 2006. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar. Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Company issued the Notes under an Indenture dated as of May 31, 2006, among the Company, as issuer, certain direct and indirect subsidiaries of the Company, as guarantors, and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     5. Optional Redemption. The Company may redeem all or a part of the Notes from time to time in accordance with Article 5 of the Indenture at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 37.5 basis points plus with respect to each of the Notes, accrued and unpaid interest, including Additional Interest, if any, on the principal amount being redeemed to the date of redemption.
     “Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediate preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption
     “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
     “Independent Investment Banker” means any of Lehman Brothers Securities Inc., J.P. Morgan Securities Inc. or Citigroup Global Markets Inc. or, if all such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with RAI.
     “Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     “Reference Treasury Dealer” means (1) Lehman Brothers Securities Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a ''Primary Treasury Dealer”), RAI will substitute for such initial purchaser another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with RAI.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
     6. No Sinking Fund. The Company shall not be required to make sinking fund payments with respect to the Notes.
     7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations equal to or larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
     8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding of all series affected by such amendment or supplement, voting as a single class, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding of all series affected by such Default, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets; to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company; to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection or benefit of the Holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture as therein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default; to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any indenture supplemental thereto which may be defective or inconsistent with any other provision contained in the Indenture or in any indenture supplemental thereto; or to make such other provisions in regard to matters or questions arising under the Indenture or under any indenture supplemental thereto as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Notes in any material respect; to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; to comply with the requirements of the TIA; and to add additional Guarantors with respect to the Notes.
     11. Defaults and Remedies. Any of the following events constitutes an “Event of Default” under the Indenture: (a) default in the payment of any installment of interest upon Securities of any series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or (b) default in the payment of all or any part of the principal on Securities of any series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or (c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of Securities of any series; or (d) default in the performance, or breach, of any covenant or agreement of the Company or the Guarantors in respect of Securities of any series (other than a covenant or agreement in respect of such Securities a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantors in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (f) the Company or any Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors; or (g) any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture), or any Guarantee is declared in a judicial proceeding to be null and void, or any Guarantor denies or disaffirms in writing its obligations under the terms of the Indenture or its Guarantee; or (h) at any time as such security is required by the terms of the Indenture, any Security Document shall cease to be in full force and effect or shall cease to give the Collateral Agent the liens or any of the material rights, powers and privileges purported to be created thereby in favor of the Collateral Agent and such default shall continue unremedied for a period of at least 30 days after written notice to the Company by the Collateral Agent; or (i) any other Event of Default provided in the supplemental indenture or Board Resolution under which Securities of any series are issued or in this Note.
     If an Event of Default described in clauses (a), (b), (c), (d) or (i) above (if the Event of Default under clause (d) or (i) is with respect to less than all series of Securities then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then outstanding under the Indenture (voting as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (i) (if the Event of Default under clauses (d) or (i), as the case may be, is with respect to all series of Securities then outstanding), (e), (f) or (g) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then outstanding hereunder (treated as one class), by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities then outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
     12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     13. No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company or the Trustee, as such, shall have any liability for any obligations of the Company or the Trustee, respectively, under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
     14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Guarantees. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Subject to the terms of the Indenture, each Guarantor of the Indenture fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company under the Indenture, as provided in the Indenture. Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).
     17. Additional Rights of Holders of Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of June 20, 2006, between the Company and each of the parties named on the signature pages thereof (the “Registration Rights Agreement”).
     18. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers or both numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers or both numbers in notices to the Holders of the Notes as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice to the Holders of the Notes and reliance may be placed only on the other identification numbers placed thereon.
     19. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.
     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Reynolds American Inc.
401 North Main Street
Winston-Salem, North Carolina 27101-3818
Facsimile: 336-741-5000
Attention: Treasurer

[FORM OF TRANSFER NOTICE]
          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print the name and address including zip code of assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___                                                                                  attorney to transfer said Note on the books of the Company with full power of substitution in the premises.
          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date a registration statement in relation thereto is declared effective by the SEC or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:
[Check One]
[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule l44A thereunder.
or

[ ](b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article II of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.
TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.
               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

NOTICE: To be executed by an executive officer

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
TRANSFERS PURSUANT TO REGULATION S
Reynolds American Inc.
401 North Main Street
Winston-Salem, North Carolina 27101-3818
Facsimile: 336-741-5000

Attention:

The Bank of New York Trust Company, N.A.

Facsimile:

Attention:

     Re: ___% Senior Secured Notes due [2007] [2009] [2010][2012][2015].
     Reference is hereby made to the Indenture, dated as of May 31, 2006 (the “Indenture”), between Reynolds American Inc., as issuer (the “Company”) and The Bank of New York Trust Company, N.A., as trustee.
     In connection with our proposed sale of $                     aggregate principal amount of ___% Senior Secured Notes due 20___(the “Notes”) of the Company, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     (a) the offer of the Notes was not made to a person in the United States;
     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
     (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     In addition, if the sale is made during a restricted period, we represent that the sale is not being made to a United States person or for the account or benefit of a United States person.
     The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings forth in Regulation S.

[Insert Name of Transferor]
By:

Name:
Title:

Authorized Signature